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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated March 21, 2003 (which report expresses an unqualified opinion and includes an emphasis paragraph relating to the adoption of a new accounting principle), incorporated by reference in this Annual Report on Form 10-K of Safeway Inc. and subsidiaries for the fiscal year ended December 28, 2002, in the following Registration Statements of Safeway Inc. and subsidiaries:

- No. 33-36753 on Form S-8 regarding the Safeway Inc. Outside Director Equity Purchase Plan,

- No. 33-37207 on Form S-8 regarding the Profit Sharing Plan of Safeway Inc. and its United States Subsidiaries,

- No. 33-42232 on Forms S-3 and S-8 regarding the Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc.,

- No. 33-48884 on Form S-8 regarding the Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc.,

- No. 33-51119 on Form S-8 regarding the Stock Option Plan for Consultants of Safeway Inc.,

- No. 33-54581 on Form S-8 regarding the Employee Stock Purchase Plan of Safeway Inc.,

- No. 33-63803 on Form S-8 regarding the 1994 Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc.,

- No. 333-13677 on Form S-8 regarding the 1987 Plan for Consultants of Safeway Stores, Inc.,

- No. 333-22837 on Form S-8 regarding The Vons Companies, Inc. Management Stock Option Plan, The Vons Companies, Inc. 1990 Stock Option and Restricted Stock Plan and Safeway Inc. Stock Option Plan for former Directors of the Vons Companies, Inc.,

-       No. 333-55008 on Form S-3 regarding Debt Securities,

- No. 333-67575 on Form S-8 regarding the 1996 Equity Participation Plan of Dominick's Supermarkets, Inc. and the 1995 Amended and Restricted Stock Option Plan of Dominick's Supermarkets, Inc.,

- No. 333-84749 on Form S-8 regarding Randall's Food Markets, Inc. Stock Option and Restricted Stock Plan and Amended and Restated 1997 Stock Purchase and Option Plan for Key Employees for Randall's Food Markets, Inc. and Subsidiaries,

- No. 333-87289 on Form S-8 regarding the 1999 Amended and Restated Equity Participation Plan,

- No. 333-91975 on Form S-8 regarding Randall's Food Markets, Inc. ESOP/401(k) Savings Plan and Dominick's Finer Foods, Inc. 401(k) Retirement Plan for Union Employees, as Amended, and Dominick's Finer Foods, Inc. 401(k) Retirement Plan for Non-Union Employees, as Amended,

- No. 333-30820 on Form S-8 regarding the Safeway Executive Deferred Compensation Plan and Canada Safeway Limited Executive Deferred Compensation Plan,

-       No. 333-45920 on Form S-8 regarding the Safeway 401(k) Plan and Trust,

- No. 333-65792 on Form S-8 regarding Genuardi's Family Markets, L.P. Retirement Savings Plan,

- No. 333?64354 on Form S?8 regarding the 2001 Restatement of the Von's Companies, Inc. Pharmacists' 401(k) Plan and Trust,

- No. 333-85132 on Form S-8 regarding the 2002 Restatement of the Safeway 401(k) Savings Plan and Trust,

-       No. 333-92270 on Form S-3 regarding Debt and Equity Securities,

-       No. 333-96685 on Form S-3 regarding Debt and Equity Securities, and

- No. 333-98103 on Form S-8 regarding the 2002 Equity Incentive Plan of Safeway Inc.

/s/ Deloitte & Touche LLP

San Francisco, California
March 26, 2003